Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of 1934

                                                     (Amendment No.   )


Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Definitive Information Statement
[ ]Confidential, for use of the Commission only (as permitted by Rule
 14c-5(d)(2)

                                 SKYFRAMES, INC.

                (Name of Registrant as Specified In Its Charter)

                                 SKYFRAMES, INC.

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X[      No Fee Required.
[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

         (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:


(2)Form, Schedule or Registration Statement No.:


(3)Filing Party:


         (4)      Date Filed:



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                                                               Preliminary Copy



                                 SKYFRAMES, INC.
                           555 Anton Blvd, Suite 1200
                          Costa Mesa, California 92626

                              INFORMATION STATEMENT

                          Mailing Date: October 4, 2004

                  We are not asking you for a proxy and you are
                        requested not to send us a proxy


General

         This Information Statement is furnished to the holders of Common Stock, $.10 par value per share (the "Common Stock"), of Skyframes, Inc. (the "Company") on behalf of the Company in connection with a proposed amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 50,000,000 up to 200,000,000, to change par value to $.001 per share and to effect a reverse split of the Common Stock. This amendment has already been approved by the consent of persons holding 13,436,000 Shares, which is a majority of the 19,903,310 outstanding shares. YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

         The cost of this Information Statement will be borne by the Company.

Record Date

         The close of business on September 27, 2004, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 16-10a-704 of the Utah Business Corporation Act ("DGCL").

         The voting securities of the Company are the shares of its Common Stock, of which 19,903,310 shares were issued and outstanding as of September 27, 2004. All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at the Meeting.

Beneficial Ownership of Common Stock

         Principal Shareholders, Directors and Officers. The following table sets forth the beneficial ownership of the Company's Common Stock as of September 27, 2004 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group. The table has been prepared based on information provided to the Company by each shareholder.



                                    Amount of
     Name and                                            Beneficial                         Percent of
      Address                                           Ownership(1)                           Class

Chester A. Noblett, Jr. Chairman(2)        2,500,000                12.6%

William Sarpalius Director                   200,000                 1.0%


All Officers and
Directors as a group (2 persons)           2,700,000(1)             13.6%

(22) Includes 2,500,000 shares which is controlled by Mr. Noblett as Chairman of the North Texas and Southern Oklahoma Teachers Security Trust.



(1)As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security). The address of this person is c/o the Company.

As of September 27, 2004, there were 293 shareholders of record.

                                 PROPOSAL NO. 1:
                     AMENDMENT OF ARTICLES OF INCORPORATION
             INCREASE OF AUTHORIZED SHARES OF COMPANY'S COMMON STOCK

         The Shareholders holding a majority of the common stock have approved an amendment to Article 4 of the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 up to 200,000,000 and to change the par value to $.001.

         The Company's Articles of Incorporation presently authorize the issuance of 20,000,000 shares of Common Stock having $0.10 par value, of which 19,903,310 shares were outstanding at the close of business on September 27, 2004.

         The Board of Directors has proposed the increase in authorized common shares to provide the Board of Directors with greater flexibility in the event the Board of Directors determines that it is in the best interest of the Company to issue additional shares to raise capital or to effect an acquisition.

         Under the laws of the State of Utah, authorized, but unissued and unreserved, shares may be issued for such consideration (not less than par value) and purposes as the Board of Directors may determine without further action by the shareholders. The issuance of such additional shares may, under certain circumstances, result in the dilution of the equity or earnings per share of the existing shareholders.

         Although the Board of Directors has no present intent to do so, the unissued and authorized shares of the Company could be issued as defense to an attempted takeover of the Company and may have an anti-takeover effect. Management is not aware of any effort on the part of any person to acquire control of the Company.

         The additional shares of Common Stock authorized by this proposed amendment will, if and when issued, have the same rights and privileges as the shares of Common Stock currently authorized. Holders of shares of Common Stock of the Company have no preemptive rights.

                                 PROPOSAL NO. 2:
                     AMENDMENT OF ARTICLES OF INCORPORATION
                               CHANGE IN PAR VALUE

         The Shareholders holding a majority of the common stock have approved an amendment to Article 4 of the Company's Articles of Incorporation to change the par value from $.10 per share to $.001, to provide the Company with additional flexibility. Utah law requires that shares of Common Stock be issued for no less than par value. Since the last trading price for the Common Stock was less than $.10 per share, its current par value makes equity financings impracticable.

                                 PROPOSAL NO. 3:
                     AMENDMENT OF ARTICLES OF INCORPORATION
                               REVERSE STOCK SPLIT

         The Shareholders holding a majority of the common stock have approved an amendment to Article 4 of the Company's Articles of Incorporation to effect a reverse stock split of the Common Stock ranging from one-for 10 to one-for 100. The Board of Directors believes the reverse stock split may be necessary in order to bring the market price of the Common Stock to a higher level in order to attract institutional investors to the Common Stock.

                                 EFFECTIVE DATE

         The amendments will be filed with the Utah Secretary of State with an effective date no less than twenty days after the mailing of the Information Statement.